SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                                          [X]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement          [ ]  Confidential, for Use of the
[X]    Definitive Proxy Statement                Commission Only (as permitted
[ ]    Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]    Soliciting Materials Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                               NL Industries, Inc.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

[LOGO GOES HERE]               NL INDUSTRIES, INC.
                              THREE LINCOLN CENTRE
                                5430 LBJ FREEWAY
                                   SUITE 1700
                            DALLAS, TEXAS 75240-2697




                                     April 18, 2005




To our Shareholders:

     You are cordially invited to attend the 2005 Annual Meeting of Shareholders of NL Industries, Inc., which will be held on Thursday, May 19, 2005, at 10:00 a.m., local time, at NL's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in NL's by-laws.

                                                Sincerely,


                                                /s/ Harold C. Simmons
                                                Harold C. Simmons
                                                Chairman of the Board and
                                                Chief Executive Officer

                               NL INDUSTRIES, INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 19, 2005

To the Shareholders of NL Industries, Inc.:

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the "Meeting") of NL Industries, Inc., a New Jersey corporation ("NL"), will be held on Thursday, May 19, 2005, at 10:00 a.m., local time, at NL's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

     (1) To elect six directors to serve until the 2006 Annual Meeting of Shareholders; and

     (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on March 28, 2005 has been set as the record date (the "Record Date") for the Meeting. Only holders of NL's common stock, par value $0.125 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. NL's stock transfer books will not be closed following the Record Date. A complete list of shareholders entitled to vote at the Meeting will be available for examination during normal business hours by any shareholder of NL, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where NL will hold the Meeting.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.


                                  By Order of the Board of Directors,


                                  /s/ Robert D. Graham
                                  Robert D. Graham
                                  Vice President, General Counsel and Secretary

Dallas, Texas
April 18, 2005

                               NL INDUSTRIES, INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                               GENERAL INFORMATION

     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of NL Industries, Inc., a New Jersey corporation ("NL"), for use at the 2005 Annual Meeting of Shareholders of NL to be held on Thursday, May 19, 2005 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Shareholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and NL's Annual Report to Shareholders, which includes NL's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, are first being mailed to the holders of NL's common stock, par value $0.125 per share ("Common Stock"), on or about April 18, 2005. NL's principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of shareholders entitled to notice of and to vote at the Meeting was the close of business on March 28, 2005 (the "Record Date"). Only holders of shares of Common Stock as of the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 48,547,134 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Under applicable rules of the New York Stock Exchange (the "NYSE") and Securities and Exchange Commission (the "SEC"), brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If a broker/nominee who is entitled to vote on a routine matter does not vote such shares, such shares are referred to herein as "broker/nominee non-votes." Shares of Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     If a quorum is present, a plurality of the affirmative votes of the outstanding shares of Common Stock represented and entitled to be voted at the Meeting, is necessary to elect each director of NL. The accompanying proxy card or voting instruction form provides space for a shareholder to withhold authority to vote for any or all of the nominees to the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented and entitled to vote at the Meeting, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as NL's amended and restated certificate of incorporation and applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting. Shares of Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the director nominees to the Board of Directors and, to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the Meeting.

     EquiServe Trust Company N.A. ("EquiServe"), the transfer agent and registrar for the Common Stock as of the Record Date, has been appointed by the Board of Directors to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the Meeting. All proxy cards, ballots or voting instructions delivered to EquiServe shall be kept confidential in accordance with NL's by-laws. Each holder of record of Common Stock executing and delivering the proxy card enclosed with this proxy statement may revoke it at any time prior to the voting at the Meeting by delivering to EquiServe a written revocation of the proxy, a duly executed proxy card bearing a later date or by voting in person at the Meeting. Attendance by a shareholder at the Meeting will not in itself constitute the revocation of such shareholder's proxy.

     The Board of Directors is making this proxy solicitation. NL will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to shareholders. In addition to the solicitation by mail, directors, officers and regular employees of NL may solicit proxies by telephone or in person, for which such persons will receive no additional compensation. NL has retained The Altman Group, Inc. to aid in the distribution of this proxy statement and related materials at an estimated cost of $1,000. Upon request, NL will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Common Stock that such entities hold of record.

                               CONTROLLED COMPANY

     Valhi, Inc. ("Valhi") is the direct holder of 83.1% of the outstanding shares of Common Stock. Contran Corporation ("Contran") holds, directly or through subsidiaries, 90.8% of the outstanding shares of Valhi common stock, par value $0.01 per share ("Valhi Common Stock").

     Valhi has indicated its intention to have its shares of Common Stock represented at the Meeting and voted "FOR" the election of each of the director nominees to the Board of Directors. If Valhi attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the shareholders will elect all the nominees to the Board of Directors.

     Because of the Common Stock ownership by Valhi, NL is considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. NL has chosen not to have a majority of independent directors or an independent nominating or corporate governance committee. The Board of Directors believes that the full Board of Directors best represents the interests of all of NL's shareholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full Board of Directors. Applying the NYSE director independence standards, the Board of Directors has determined that three of its directors are independent and have no material relationship with NL. While the members of NL's management development and compensation committee (the "MD&C Committee") currently satisfy the independence requirements of the NYSE, NL has chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees of the Board of Directors" for more information on the committees of the Board of Directors. See also "Shareholder Proposals and Director Nominations for the 2006 Annual Meeting" for a description of NL's policies and procedures for shareholder nominations of directors.

                              ELECTION OF DIRECTORS

     NL's amended and restated certificate of incorporation provides that the Board of Directors shall consist of not less than seven nor more than 17 members as determined by the Board of Directors or the shareholders. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of NL whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, all shares represented by a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the shareholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its nominees will be available for election at the Meeting and will serve if elected. There is currently a vacancy in one directorship on the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The respective nominees for election as directors of NL for terms expiring at the 2006 Annual Meeting of Shareholders have provided the following information.

     Cecil H. Moore, Jr., age 65, has been a director of NL since 2003. Mr. Moore is currently a private investor and retired from KPMG LLP in 2000 after 37 years in which he served in various capacities with the firm. Among other positions, he served as managing partner of the firm's Dallas, Texas business unit from 1990 to 1999. Prior to 1990, Mr. Moore was partner-in-charge of the audit and accounting practice of the firm's Dallas, Texas business unit for 12 years. He is a member of NL's audit committee and on the board of directors and chairman of the audit committee of Kronos Worldwide, Inc., an international manufacturer of titanium dioxide pigments that is related to Valhi ("Kronos Worldwide"). Mr. Moore is also a director and chairman of the audit committee of Perot Systems Corporation, a worldwide provider of information technology services and business solutions.

     Glenn R. Simmons, age 77, has been a director of NL since 1986. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 2000. Mr. Simmons is chairman of the board of Keystone Consolidated Industries, Inc., a steel fabricated wire products, industrial wire and carbon steel rod company that is related to Contran ("Keystone"), and CompX International, Inc., a subsidiary of NL that is a manufacturer of precision ball bearing slides, security products and ergonomic computer support systems ("CompX"). Mr. Simmons is also a director of Kronos Worldwide and Titanium Metals Corporation, an integrated producer of titanium metals products that is related to Valhi ("TIMET"). In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969. He is a brother of Harold C. Simmons.

     Harold C. Simmons, age 73, has served as chief executive officer of NL since 2003, chairman of the board of NL since 1987 and as a director of NL since 1986. Mr. Simmons has served as chairman of the board and chief executive officer of Kronos Worldwide since 2003. He also has served as vice chairman of the board of TIMET since August 2004. Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 2000 and was chief executive officer of Valhi from prior to 2000 to 2002. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons is a brother of Glenn R. Simmons.

     General Thomas P. Stafford (retired), age 74, served as a director of NL from 1984 to 1986 and was re-appointed in 2000. Gen. Stafford was a co-founder of, and has been affiliated with, Stafford, Burke and Hecker, Inc., a Washington-based consulting firm, since 1982. He was selected as an astronaut in 1962, piloted Gemini VI in 1965 and commanded Gemini IX in 1966. In 1969, Gen. Stafford was named Chief of the Astronaut Office and was the Apollo X commander for the first lunar module flight to the moon. He commanded the Apollo-Soyuz joint mission with the Soviet cosmonauts in 1975. After his retirement from the United States Air Force in 1979 as Lieutenant General, he became chairman of Gibraltar Exploration Limited, an oil and gas exploration and production company, and served in that position until 1984, when he joined General Technical Services, Inc., a consulting firm. He is chairman of NL's audit committee and MD&C Committee.

     Steven L. Watson, age 54, has served as a director of NL since 2000. Mr. Watson has served as vice chairman of the board of Kronos Worldwide since October 2004 and a director of Kronos Worldwide since 2003. Mr. Watson has been president and a director of Valhi and Contran since 1998 and chief executive officer of Valhi since 2002. Mr. Watson is also a director of CompX, Keystone and TIMET. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980.

     Terry N. Worrell, age 60, has served as a director of NL since 2003. Mr. Worrell has been a private investor with Worrell Investments, Inc., a real estate investment company, since 1989. From 1974 to 1989, Mr. Worrell was president and chief executive officer of Sound Warehouse of Dallas Inc., a chain of retail music stores. Mr. Worrell also serves on NL's audit committee and MD&C Committee. Mr. Worrell is a director of Regency Centers Corporation and a trust manager of Crescent Real Estate Equities Company, both real estate investment trusts.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings and took action by written consent on two occasions in 2004. Each director participated in at least 75% of such meetings and of the meetings of the committees on which he served at the time. It is expected that each director will attend NL's annual meetings of shareholders, which are held immediately before the annual meetings of the Board of Directors. All members of the Board of Directors attended NL's 2004 annual shareholder meeting.

     The Board of Directors has established and delegated authority to the following two standing committees.

          Audit Committee. The audit committee assists with the Board of Directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of NL. The responsibilities of the audit committee are more specifically set forth in the audit committee charter, a copy of which is available under the corporate governance section of NL's website, www.nl-ind.com. Applying the requirements of the NYSE listing standards and SEC regulations, as applicable, the Board of Directors has determined that

          o each member of the audit committee is independent, financially literate and has no material relationship with NL; and
          o    Mr. Cecil H. Moore, Jr. is an "audit committee financial expert."

     No member of the audit committee serves on more than three public company audit committees. For further information on the role of the audit committee, see "Audit Committee Report." The current members of the audit committee are Thomas P. Stafford (chairman), Cecil H. Moore, Jr. and Terry
     N. Worrell. The audit committee held eight meetings and took action by written consent on one occasion in 2004.

          Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to recommend to the Board of Directors whether or not to approve any proposed charge to NL or its subsidiaries pursuant to an intercorporate services agreement with a related party; to take action or to review and approve certain matters regarding NL's employee benefit plans or programs; to administer and grant awards under NL's equity compensation plans; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The Board of Directors has determined that each member of the MD&C Committee is independent by applying the NYSE director independence standards. For further information on the role of the MD&C Committee, see "Executive Compensation Report." The current members of the MD&C Committee are Thomas P. Stafford (chairman) and Terry N. Worrell. The MD&C Committee held one meeting and took action by written consent on two occasions in 2004.

     The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the executive officers of NL. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Harold C. Simmons is set forth under "Election of Directors--Nominees for Director."


          Name                  Age                 Position(s)
-----------------------------   ---    --------------------------------------------------
Harold C. Simmons............    73    Chairman of the Board and Chief Executive Officer
James W. Brown...............    48    Vice President and Controller
Robert D. Graham.............    49    Vice President, General Counsel and Secretary
Kelly D. Luttmer.............    41    Vice President and Tax Director
John A. St. Wrba.............    48    Vice President and Treasurer
Gregory M. Swalwell..........    48    Vice President, Finance and Chief Financial Officer


     James W. Brown has served as vice president and controller of NL and Kronos Worldwide since 2003. From 1998 to 2002, he served as vice president and chief financial officer of Software Spectrum, Inc., a global business-to-business software services provider that is currently a wholly owned subsidiary of Level 3 Communications, but from 1991 to 2002 was a publicly traded corporation ("SSI"). From 1994 to 1998, Mr. Brown served as vice president, corporate accounting of Affiliated Computer Services, Inc., a provider of business process and information technology outsourcing solutions.

     Robert D. Graham has served as vice president, general counsel and secretary of NL and Kronos Worldwide since 2003 and vice president of Valhi and Contran since 2002. From 1997 to 2002, Mr. Graham served as an executive officer, and most recently as executive vice president and general counsel, of SSI. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke
Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Liddell & Sapp LLP.

     Kelly D. Luttmer has served as vice president of NL, CompX, Contran, Kronos Worldwide and Valhi since October 2004, tax director of Kronos Worldwide and NL since 2003 and tax director of CompX, Valhi and Contran since 1998. Ms. Luttmer has served in tax accounting positions with various companies related to Valhi and Contran since 1989.

     John A. St. Wrba has served as vice president and treasurer of NL since 2003, Valhi since February 2005 and Contran since October 2004. He has also served as vice president of Kronos Worldwide since May 2004 and treasurer of Kronos Worldwide since 2003. He was NL's assistant treasurer from 2002 to 2003 and from prior to 1998 until 2000. From 2000 until 2002, he was assistant treasurer of Kaiser Aluminum & Chemical Corporation, a leading producer of fabricated aluminum products.

     Gregory M. Swalwell has served as chief financial officer of NL and Kronos Worldwide since May 2004, vice president, finance of Kronos Worldwide and NL since 2003 and vice president and controller of Valhi and Contran since prior to 2000. Mr. Swalwell has served in accounting and financial positions with various companies related to Valhi and Contran since 1988.

                               SECURITY OWNERSHIP

     Ownership of NL. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the SEC, of Common Stock held by each individual, entity or group known to NL to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each executive officer named in the summary compensation table in this proxy statement (a "named executive officer") and all directors and executive officers as a group. See footnote (4) below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of Common Stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                                              NL Common Stock
                                           ------------------------------------------------------
                                                 Amount and Nature                   Percent
     Name of Beneficial Owner                of Beneficial Ownership (1)           of Class (2)
------------------------------------       ------------------------------       -----------------
Harold C. Simmons (3)....................           30,800 (4)(5)                      *
  Valhi, Inc. (3)........................       40,350,931 (4)                        83.1%
  TIMET Finance Management Company (3)...          222,100 (4)                         *
  Annette C. Simmons (3).................           69,475 (4)                         *
                                           ---------------
                                                40,673,306 (4)(5)                     83.8%

Cecil H. Moore, Jr.......................              -0-                            -0-
Glenn R. Simmons.........................            8,000 (4)(5)                      *
Thomas P. Stafford.......................            5,000                             *
Steven L. Watson.........................           12,000 (4)(5)                      *
Terry N. Worrell.........................            1,000                             *
Robert D. Graham.........................              -0- (4)                        -0-
Gregory M. Swalwell......................              -0- (4)                        -0-
Kelly D. Luttmer.........................              -0- (4)                        -0-
James W. Brown...........................              -0- (4)                        -0-
All directors and
 executive officers
 as a group (11 persons).................       40,699,306 (4)(5)                     83.8%


--------------------
*        Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 48,547,134 shares of Common Stock outstanding as of the Record Date.

(3) The business address of Valhi and Harold C. and Annette C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of TIMET Finance Management Company ("TFMC") is 300 Delaware Avenue, Suite 900, Wilmington, Delaware 19801.

(4) TIMET is the direct holder of 100% of the outstanding shares of common stock of TFMC. Tremont LLC ("Tremont"), Annette C. Simmons, The Combined Master Retirement Trust (the "CMRT") and Valhi are the holders of approximately 39.5%, 14.3%, 12.0% and 2.4% of the outstanding shares of TIMET common stock, par value $0.01 per share ("TIMET Common Stock"). Valhi is the sole member of Tremont. The ownership of Ms. Simmons is based on the 1,600,000 shares of TIMET's 6 3/4% Series A Convertible Preferred Stock, par value $0.01 per share (the "TIMET Series A Preferred Stock"), that she directly owns, which are convertible into 2,666,666 shares of TIMET Common Stock. The ownership of Valhi includes 24,500 shares of TIMET Common Stock that Valhi has the right to acquire upon conversion of 14,700 shares of TIMET Series A Preferred Stock that Valhi directly holds. The percentage ownership of TIMET Common Stock held by each of Ms. Simmons and Valhi assumes the full conversion of only the shares of TIMET Series A Preferred Stock she or Valhi owns, respectively.

     Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National"), Contran, the Harold Simmons Foundation, Inc. (the "Foundation"), the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") and the CMRT are the direct holders of approximately 77.6%, 9.1%, 3.7%, 0.9%, 0.4% and 0.1%, respectively, of the outstanding shares of Valhi Common Stock. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares the Trusts hold.

     The Foundation directly holds approximately 0.9% of the outstanding shares of Valhi Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of the Foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Valhi Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

     The CMRT directly holds approximately 12.0% of the outstanding shares of TIMET Common Stock and 0.1% of the outstanding shares of Valhi Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. Valhi's board of directors selects the trustee and members of the trust investment committee for the CMRT. All of NL's executive officers, Glenn R. Simmons and Steven L. Watson are participants in one or more of the employee benefit plans that invest through the CMRT. Each of such persons disclaims beneficial ownership of any of the shares the CMRT holds, except to the extent of his or her individual vested beneficial interest, if any, in the assets the CMRT holds.

     Harold C. Simmons is the chairman of the board and chief executive officer of each of Kronos Worldwide and NL, vice chairman of the board of TIMET and the chairman of the board of each of Tremont, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

     By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT and his interest as a beneficiary of the CDCT No. 2. Mr. Harold Simmons disclaims beneficial ownership of all shares of Common Stock that Valhi or TFMC directly holds.

     All directors or executive officers of NL who are also directors or executive officers of Valhi, TFMC or their parent companies disclaim beneficial ownership of the shares of Common Stock that Valhi or TFMC directly hold.

     Annette C. Simmons is the wife of Harold C. Simmons. She is the direct owner of 69,475 shares of Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     The Annette C. Simmons Grandchildren's Trust, a trust of which Harold C. Simmons and Annette C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons, is the direct holder of 40,000 shares of Valhi Common Stock (the "Grandchildren's Trust"). Mr. Simmons, as co-trustee of the Grandchildren's Trust, has the power to vote and direct the disposition of the shares Valhi Common Stock the
     Grandchildren's Trust directly holds. Mr. Simmons disclaims beneficial ownership of any shares of Valhi Common Stock that the Grandchildren's Trust holds.

     NL and a subsidiary of NL directly hold 3,522,967 and 1,186,200 shares of Valhi Common Stock, respectively. NL is a majority owned subsidiary of Valhi. Pursuant to Delaware law, Valhi treats the shares of Valhi Common Stock that NL and NL's subsidiary directly hold as treasury stock for voting purposes, and for purposes of calculating the percentage ownership of the outstanding shares of Valhi Common Stock as of the Record Date in this proxy statement such shares are not deemed outstanding.

     The business address of Tremont, VGI, National, NOA, Dixie Holding, the Foundation, the CMRT and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360. The business address of TIMET is 1999 Broadway, Suite 4300, Denver, Colorado 80202.

(5) The shares of Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to NL's stock option plans that such person may exercise within 60 days subsequent to the Record
     Date:

                                                        Shares of Common Stock
                                                   Issuable Upon the Exercise of
                                                           Stock Options
                Name of Beneficial Owner            On or Before May 27, 2005
         -----------------------------------       -----------------------------
         Harold C. Simmons..................                  4,000
         Glenn R. Simmons...................                  2,000
         Steven L. Watson...................                  4,000


     NL understands that Contran and related entities may consider acquiring or disposing of shares of Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of Common Stock in the market, an assessment of the business of and prospects for NL, financial and stock market conditions and other factors deemed relevant by such entities. NL may similarly consider acquisitions of shares of Common Stock and acquisitions or dispositions of securities issued by related entities.

     Ownership of Related Companies. Certain NL directors and executive officers own equity securities of certain NL related companies.

     Ownership of Kronos Worldwide and Valhi. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the shares of Kronos Worldwide common stock, par value $0.01 per share ("Kronos Worldwide Common Stock"), and Valhi Common Stock held by each director, each named executive officer and all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.


                                          Kronos Worldwide Common Stock                 Valhi Common Stock
                                     -----------------------------------------   -----------------------------------
                                          Amount and                             Amount and Nature
                                     Nature of Beneficial        Percent of         of Beneficial        Percent of
Name of Beneficial Owner                 Ownership (1)          Class (1)(2)        Ownership (1)       Class (1)(3)
------------------------             ---------------------     ---------------   ------------------    -------------
Harold C. Simmons...........                 4,255  (4)(5)            *                3,383  (4)              *
  Valhi, Inc................            27,840,953  (4)(5)          56.9%               n/a                  n/a
  NL Industries, Inc........            17,550,532  (4)(5)          35.9%               n/a                  n/a
  TIMET Finance Management
    Company.................                 5,203  (4)(5)            *                  -0-                   -0-
  Valhi Group, Inc..........                   -0-  (4)              -0-          92,739,554  (4)            77.6%
  National City Lines, Inc..                   -0-  (4)              -0-          10,891,009  (4)             9.1%
  Contran Corporation.......                   -0-  (4)              -0-           4,864,300  (4)(6)          4.1%
  Harold Simmons Foundation,
    Inc.....................                   -0-  (4)              -0-           1,044,200  (4)              *
  The Combined Master
    Retirement Trust........                   -0-  (4)              -0-             115,000  (4)              *
  Annette C. Simmons........                36,356  (4)(5)            *               43,400  (4)              *
  Annette C. Simmons
    Grandchildren's Trust...                  -0-   (4)              -0-              40,000  (4)              *
                                     -------------                               -----------
                                        45,437,299                  92.8%        109,740,846                 91.8%

Cecil H. Moore, Jr..........                   512  (4)               *                  -0-  (4)              -0-
Glenn R. Simmons............                   208  (4)(5)            *               18,247  (4)(7)           *
Thomas P. Stafford..........                 2,132  (4)(5)            *                  -0-                   -0-
Steven L. Watson............                 4,233  (4)(5)            *              117,246  (4)(8)           *
Terry N. Worrell............                     5  (4)(5)            *                  -0-                   -0-
Robert D. Graham............                   -0-  (4)              -0-                 -0-  (4)              -0-
Gregory M. Swalwell.........                   -0-  (4)              -0-             101,166  (4)(8)           *
Kelly D. Luttmer............                   -0-  (4)              -0-              66,600  (4)(8)           *
All  directors and executive
  officers  of NL as a group
  (11 persons)..............            45,444,389  (4)(5)          92.8%        110,044,105  (4)(6)(7)(8)   91.9%


--------------------
*        Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise, or the receipt by such entity, individual or group of shares that such entity, individual or group has the right to receive (if determinable), within 60 days subsequent to the Record Date.

(2) The percentages are based on 48,946,049 shares of Kronos Worldwide Common Stock outstanding as of the Record Date.

(3) The percentages are based on 119,535,878 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 3,522,967 and 1,186,200 shares of Valhi Common Stock held by NL and a subsidiary of NL, respectively, are treated as treasury stock for voting purposes and excluded from the amount of Valhi Common Stock outstanding.

(4) See footnote (4) to the "Ownership of NL" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All directors or executive officers of NL disclaim beneficial ownership of any shares of Kronos Worldwide Common Stock that NL directly owns. All directors or executive officers of NL who are also directors or executive officers of Valhi, TFMC, VGI, National, Contran, the Foundation or their parent companies disclaim beneficial ownership of the shares of Kronos Worldwide or Valhi Common Stock that such entities directly hold. Based on the relationships described in footnote (4) to the "Ownership of NL" table, these share amounts exclude certain shares that such individual, entity or group may be deemed to indirectly and beneficially own and as to which each such individual, entity or group disclaims beneficial ownership.

     Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly holds.

(5) Includes (excludes) the following shares of Kronos Worldwide Common Stock that such entity, individual or group received or distributed, as applicable, on March 29, 2005 in a dividend NL declared that was paid in the form of shares of Kronos Worldwide Common Stock, reported without duplication:

                                                     Number of Shares of Kronos
                                                       Worldwide Common Stock
                                                   Received (Distributed) in NL
                                                       Stock Dividend Paid on
                  Name of Beneficial Owner                 March 29, 2005
         ------------------------------------      -----------------------------
         Harold C. Simmons...................                     145
         Valhi, Inc..........................                 221,319
         NL Industries, Inc..................                (266,229)
         TIMET Finance Management Company....                   1,218
         Annette C. Simmons..................                     380
         Glenn R. Simmons....................                      32
         Thomas P. Stafford..................                      27
         Steven L. Watson....................                      42
         Terry N. Worrell....................                       5


(6) Includes 439,400 shares of Valhi Common Stock the CDCT No. 2 directly holds.

(7) The shares of Valhi Common Stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

(8) The shares of Valhi Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to Valhi's stock option plans that such person may exercise within 60 days subsequent to the Record
     Date:

                                                  Shares of Valhi Common Stock
                                                 Issuable Upon the Exercise of
                                                         Stock Options
              Name of Beneficial Owner             On or Before May 27, 2005
         --------------------------------        ------------------------------
         Steven L. Watson................                  100,000
         Gregory M. Swalwell.............                  100,000
         Kelly D. Luttmer................                   66,600


      Ownership of CompX. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the class A common stock, par value $0.01 per share, of CompX ("CompX Class A Common Stock") and the class B common stock, par value $0.01 per share, of CompX ("CompX Class B Common Stock," and collectively with the CompX Class A Common Stock, the "CompX Common Stock") held by each director, each named executive officer and all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.

                                                                                                         CompX Class
                                                                                                         A and Class
                                               CompX Class A                    CompX Class B             B Common
                                               Common Stock                    Common Stock (1)             Stock
                                   ----------------------------------  --------------------------------    Combined
                                    Amount and Nature of     Percent    Amount and Nature of   Percent    Percent of
                                         Beneficial         of Class        Beneficial        of Class      Class
        Beneficial Owner               Ownership (2)         (2)(3)        Ownership (2)       (2)(3)       (2)(3)
------------------------------     ---------------------- -----------  --------------------- ---------- --------------
Harold C. Simmons.............          40,700  (4)             *              -0-  (4)         -0-           *
   CompX Group, Inc...........       2,586,820  (4)           49.8%     10,000,000  (4)       100.0%        82.8%
   TIMET Finance Management
     Company..................         336,700  (4)            6.5%            -0-  (4)         -0-          2.2%
   Annette C. Simmons.........          20,000  (4)             *              -0-  (4)         -0-           *
                                   -----------                          ----------
                                     2,984,220  (4)           57.5%     10,000,000  (4)       100.0%        85.5%

Cecil H. Moore, Jr............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Glenn R. Simmons..............          69,300  (4)(5)(6)      1.3%            -0-  (4)         -0-           *
Thomas P. Stafford............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Steven L. Watson..............          19,800  (4)(5)          *              -0-  (4)         -0-           *
Terry N. Worrell..............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Robert D. Graham..............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Gregory M. Swalwell...........           5,000  (4)(5)          *              -0-  (4)         -0-           *
Kelly D. Luttmer..............           4,200  (4)(5)          *              -0-  (4)         -0-           *
All directors and executive
officers of NL as a group (11
persons)......................       3,082,520  (4)(5)(6)     58.4%     10,000,000  (4)       100.0%        85.7%


--------------------
*        Less than 1%.

(1) Each share of CompX Class B Common Stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes. In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

(2) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise within 60 days subsequent to the Record Date.

(3) The percentages are based on 5,193,780 shares of CompX Class A Common Stock outstanding as of the Record Date and 10,000,000 shares of CompX Class B Common Stock outstanding as of the Record Date.

(4) NL and TFMC directly hold 82.4% and 17.6%, respectively, of the outstanding shares of CGI common stock. Valhi holds indirectly through CGI and TFMC approximately 85.1% of the combined voting power of the outstanding shares of CompX Common Stock (approximately 97.8% for the election of directors).

     See footnote (4) to the "Ownership of NL" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All directors or executive officers of NL disclaim beneficial ownership of any shares of CompX Common Stock that CGI directly owns. All directors or executive officers of NL who are also directors or executive officers of TFMC or its parent companies disclaim beneficial ownership of the shares of Kronos Worldwide or Valhi Common Stock that TFMC directly holds. Based on the relationships described in footnote (4) to the "Ownership of NL" table, these share amounts exclude certain shares that such individual, entity or group may be deemed to indirectly and beneficially own and as to which each such individual, entity or group disclaims beneficial ownership.

     Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly holds.

(5) The shares of CompX Class A Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the Record Date:

                                             Shares of CompX Class A Common
                                                Stock Issuable Upon the
                                               Exercise of Stock Options
            Name of Beneficial Owner          On or Before May 27, 2005
         ----------------------------        ------------------------------
         Glenn R. Simmons............                  56,800
         Steven L. Watson............                  14,800
         Gregory M. Swalwell.........                   5,000
         Kelly D. Luttmer............                   4,000


(6) The shares of CompX Class A Common Stock shown as beneficially owned by Glenn R. Simmons include 500 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

     Compensation of Directors. In 2004, directors received an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors or its committees. For the first two quarters of 2004, directors also received an annual retainer of $2,000, paid in quarterly installments, for each committee on which they served. Starting with the third quarter of 2004, the Board of Directors increased the director fees paid to members of the audit committee. The increase resulted in the chairman of the audit committee and any member of the committee who NL identified as an "audit committee financial expert" for purposes of the annual proxy statement receiving an annual retainer of $10,000, paid in quarterly installments (provided that if one person served in both capacities only one such retainer was paid), and other members of the audit committee receiving an annual retainer of $5,000, paid in quarterly installments. If any director dies while serving on the Board of Directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect. NL reimburses its directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors or its committees. In addition, Gen. Stafford (ret.) receives an annual payment of $15,000 as a result of his service on the Board of Directors prior to 1987.

     On the day of each annual shareholder meeting, each director receives a grant of shares of Common Stock as determined by the following formula based on the closing price of a share of Common Stock on the date of such meeting.


       Range of Closing Price Per             Shares of Common
       Share on the Date of Grant            Stock to Be Granted
       --------------------------            -------------------
         Under $5.00                                2,000
         $5.00 to $9.99                             1,500
         $10.00 to $20.00                           1,000
         Over $20.00                                  500


As a result of the $11.41 per share closing price of Common Stock on May 20, 2004, the date of the 2004 annual shareholder meeting, each director elected on that date received a grant of 1,000 shares of Common Stock.

     Intercorporate Services Agreements. Contran and certain of its subsidiaries, including NL, have entered into intercorporate services agreements (collectively, the "ISAs") pursuant to which Contran, among other things, provides the services of all of the named executive officers to certain of Contran's subsidiaries, including NL and its subsidiaries. For a discussion of these ISAs, see "Certain Relationships and Transactions--Intercorporate Services Agreements."

     Summary of Cash and Certain Other Compensation of Executive Officers. The summary compensation table below provides information concerning annual and long-term compensation paid or accrued by NL and its subsidiaries for services rendered to NL and its subsidiaries during 2004, 2003 and 2002 by NL's chief executive officer and four other executive officers with the highest charge to NL or its subsidiaries pursuant to an ISA between NL and Contran (the "Contran ISA") in 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long Term
                                                                                               Compensation (1)
                                                                                              ----------------
                                                                                                   Awards
                                                                                              ----------------
                                                                   Annual Compensation (2)         Shares
                     Name and                                    --------------------------      Underlying
                Principal Position                      Year               Salary                Options (#)
---------------------------------------------------     ----     --------------------------   ----------------
Harold C. Simmons (3)..............................     2004     $  2,973,415  (4)                  -0-
Chairman of the Board and Chief Executive Officer       2003          990,830  (4)                  -0-
                                                        2002          984,220  (4)                2,000  (5)

Robert D. Graham (3)...............................     2004          455,900  (4)                  -0-
Vice President, General Counsel and Secretary           2003           20,000  (4)                  -0-

Gregory M. Swalwell (3)............................     2004          323,300  (4)                  -0-
Vice President, Finance and Chief Financial Officer     2003          154,000  (4)                  -0-

Kelly D. Luttmer (3)...............................     2004          278,300  (4)                  -0-
Vice President and Tax Director                         2003            8,000  (4)                  -0-

James W. Brown (3).................................     2004          252,400  (4)                  -0-
Vice President and Controller                           2003              -0-  (4)                  -0-


----------------

(1) For the periods presented for each named executive officer, no shares of restricted stock were granted nor payouts made pursuant to long-term incentive plans. Therefore, the columns for such compensation have been omitted.

(2) For the periods presented, no named executive officer received a bonus or "other annual compensation," as defined by SEC rules, from NL or its subsidiaries. Therefore, the columns for bonus and other annual compensation have been omitted.

(3) Other than Mr. Simmons, none of the named executive officers were executive officers of NL during 2002. Messrs. Graham and Swalwell and Ms. Luttmer became executive officers of NL effective July 17, 2003. Mr. Brown became an executive officer of NL effective December 8, 2003.

(4) All executive officers of NL are employees of Contran. The amounts shown in the summary compensation table as salary for each named executive officer represent the portion of the fees NL and its subsidiaries paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to NL and its subsidiaries. The amount shown in the table as salary for Mr. Simmons also includes director compensation paid to him by each of NL and Kronos Worldwide. The components of salary shown in the summary compensation table for the named executive officers are as follows.


                                                               2002                 2003               2004
                                                       -------------------  ------------------  ------------------
          Harold C. Simmons
            ISA Fees:
               NL...................................   $        760,000     $        761,000     $      950,000
               CompX................................                n/a (a)              n/a (a)      1,000,000
               Kronos Worldwide.....................            190,000 (b)          190,000 (b)        950,000 (b)
            NL Cash Director Fees...................             19,000               23,500             24,000
            NL Director Stock.......................             15,220               16,330             11,410
            Kronos Worldwide Cash Director Fees.....                -0-                  -0-             23,000
            Kronos Worldwide Director Stock.........                -0-                  -0-             15,005
                                                         --------------      ---------------      --------------
                                                       $        984,220     $        990,830     $    2,973,415
                                                         ==============      ===============      ==============

          Robert D. Graham
            ISA Fees:
               NL........................................................   $         20,000     $      298,000
               CompX.....................................................                n/a (a)          8,900
               Kronos Worldwide..........................................                -0- (b)        149,000 (b)
                                                                             ---------------      -------------
                                                                            $         20,000     $      455,900
                                                                             ===============      =============

          Gregory M. Swalwell
            ISA Fees:
               NL........................................................   $        154,000     $      113,700
               CompX.....................................................                n/a (a)         39,000
               Kronos Worldwide..........................................                -0- (b)        170,600 (b)
                                                                             ---------------      -------------
                                                                            $        154,000     $      323,300
                                                                             ===============      =============
          Kelly D. Luttmer
            ISA Fees:
               NL........................................................   $          8,000     $       82,500
               CompX.....................................................                n/a (a)         35,000
               Kronos Worldwide..........................................                -0- (b)        160,800 (b)
                                                                             ---------------      -------------
                                                                            $          8,000     $      278,300
                                                                             ===============      =============
          James W. Brown
            ISA Fees:
               NL........................................................   $            -0-     $       50,500
               CompX.....................................................                n/a                -0-
               Kronos Worldwide..........................................                -0- (b)        201,900 (b)
                                                                             ---------------      -------------
                                                                            $            -0-     $      252,400
                                                                             ===============      =============


     (a) Prior to September 24, 2004, CompX was not a subsidiary of NL and therefore any ISA charges to CompX for such executive officer's compensation are not included in the summary compensation table for 2003. The 2002 ISA charge for Mr. Simmons to CompX was $1,000,000. The 2003 ISA charges for the named executive officers to CompX were as follows:

                                                            2003 ISA Charge
                   Named Executive Officer                     to CompX
          -------------------------------------------       ---------------
          Harold C. Simmons..........................         $1,000,000
          Robert D. Graham...........................             27,000
          Gregory M. Swalwell........................             26,000
          Kelly D. Luttmer...........................            109,000
          James W. Brown.............................                -0-


     (b) Other than Mr. Simmons, the 2003 ISA charges to Kronos Worldwide and its subsidiaries for the named executive officers' services were not specifically identifiable to a particular officer and were not allocable between Kronos Worldwide and Kronos International, Inc., a wholly owned subsidiary of Kronos Worldwide ("KII"). In 2004, the ISA charges to Kronos Worldwide were identifiable to each named executive officer and include amounts allocable to KII.

(5) Represents shares of NL Common Stock underlying stock options NL granted to this named executive officer for his services as a director of NL.

     No Grants of Stock Options or Stock Appreciation Rights. Neither NL nor any of its parent or subsidiary corporations granted any stock options or stock appreciation rights ("SARs") to the named executive officers during 2004.

     Stock Option Holdings. The following table provides information concerning the value of unexercised stock options for Common Stock, Valhi Common Stock or CompX Class A Common Stock the named executive officers held as of December 31, 2004, of which Messrs. Graham and Brown held none. Neither NL nor any of its parent or subsidiary companies has granted any SARs nor has Kronos Worldwide granted any stock options.

                         DECEMBER 31, 2004 OPTION VALUES


                                                        Number of Shares Underlying        Value of Unexercised
                                                          Unexercised Options at           In-the-Money Options
                       Name                                December 31, 2004 (#)         at December 31, 2004 (1)
--------------------------------------------------     -----------------------------  ------------------------------
                                                        Exercisable   Unexercisable    Exercisable    Unexercisable
                                                       ------------   --------------  -------------   --------------
Harold C. Simmons
   NL Stock Options...............................            6,000              -0-  $      86,829   $         -0-

Gregory M. Swalwell
   Valhi Stock Options............................           95,000            5,000        583,450          25,450
   CompX Stock Options............................            5,000              -0-            -0-             -0-
                                                       ------------   --------------  -------------   --------------
                                                            100,000            5,000        583,450          25,450

Kelly D. Luttmer
   Valhi Stock Options............................           66,600            5,000        351,386          25,450
   CompX Stock Options............................            4,000              -0-            -0-             -0-
                                                       ------------   --------------  -------------   --------------
                                                             70,600            5,000        351,386          25,450


--------------------

(1) Each aggregate value is based on the difference between the exercise price of the individual stock options and the closing sales price per share of such underlying common stock on December 31, 2004. Such closing sales prices were $16.09 per share for Valhi Common Stock, $22.10 per share for Common Stock and $16.53 per share for CompX Class A Common Stock.

     Pension Plan. The Retirement Program of NL Industries, Inc. for its U.S. employees (the "Pension Plan") provides lifetime retirement benefits to eligible employees. In 1996, NL approved the suspension of all future accruals under the salaried component of the Pension Plan. No named executive officer of NL participates in the Pension Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information as of December 31, 2004 with respect to equity compensation plans under which NL's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for goods or services.

                                         Column (A)                   Column (B)                   Column (C)
                                --------------------------    -------------------------    -------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities to be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued Upon Exercise of       Price of Outstanding        (Excluding Securities
                                   Outstanding Options,               Options,                  Reflected in
      Plan Category                Warrants and Rights           Warrants and Rights             Column (A))
--------------------------      --------------------------    -------------------------    -------------------------
Equity  compensation  plans
approved     by    security
holders....................               245,100                     $  9.80                     4,089,600

Equity  compensation  plans
not  approved  by  security
holders....................                   -0-                         -0-                           -0-

Total......................               245,100                     $  9.80                     4,089,600


                         CORPORATE GOVERNANCE DOCUMENTS

     Code of Business Conduct and Ethics. NL has adopted a code of business conduct and ethics that applies to all of NL's directors, officers and employees, including NL's principal executive officer, principal financial officer, principal accounting officer and controller. Only the Board of Directors may amend the code. Only NL's audit committee or other committee of the Board of Directors with specific delegated authority may grant a waiver of the code. NL will disclose amendments to, or waivers of, the code as required by law and the applicable rules of the NYSE.

     Corporate Governance Guidelines. NL has adopted corporate governance guidelines to assist the Board of Directors in exercising its responsibilities. Among other things, the corporate governance guidelines provide for director qualifications, independence standards and responsibilities, approval procedures for ISAs and that the audit committee chairman preside at all meetings of the independent directors.

     Audit Committee Charter. NL has adopted an audit committee charter under which the audit committee operates. Among other things, the audit committee charter provides the purpose, authority, resources and responsibilities of the committee.

     A copy of each of these three documents, among others, is available on NL's website at www.nl-ind.com under the corporate governance section. In addition, any person may obtain a copy of these three documents without charge, by sending a written request to the attention of NL's corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires NL's executive officers, directors and persons who own more than 10% of a registered class of NL's equity securities to file reports of ownership with the SEC, the NYSE and NL. Based solely on the review of the copies of such forms and representations by certain reporting persons, NL believes that for 2004 its executive officers, directors and 10% shareholders complied with all applicable filing requirements under section 16(a).

                          EXECUTIVE COMPENSATION REPORT

     During 2004, NL's independent directors and the MD&C Committee administered matters regarding the compensation of NL's executive officers.

Contran ISA

     During 2004, NL paid certain fees to Contran for services provided pursuant to an ISA between Contran and NL (the "Contran ISA"). Such services provided under the Contran ISA included the services of all of NL's executive officers.

     Contran annually determines the aggregate fee to charge NL and its subsidiaries based on (i) an estimate of the amount of time each Contran employee that performs services for NL and its subsidiaries will spend on such services over the year and (ii) Contran's cost related to such employee, which includes the employee's base salary, incentive compensation and an overhead component that takes into account other employment costs, including medical benefits, unemployment and disability insurance and pension costs and other costs of providing an office, equipment and supplies related to the provision of such services. The portion of the annual charge NL pays under the Contran ISA for the services of any particular individual is capped at $1.0 million to enhance NL's ability to deduct such charge for federal income tax purposes. The amount of the fee NL paid in 2004 under the Contran ISA for a person who provided services to NL or its subsidiaries represents, in management's view, the reasonable equivalent of "compensation" for such services. It is also management's view that the proposed aggregate charge to NL under the Contran ISA is fair to NL and its shareholders. See "Certain Relationships and Transactions--Intercorporate Services Agreements" for the aggregate amount NL paid to Contran in 2004 under the Contran ISA. For each named executive officer that was a Contran employee in 2004, the portion of the annual charge NL paid in 2004 to Contran under the Contran ISA attributable to the services of such executive officer is set forth in footnote (4) to the summary compensation table in this proxy statement. The amount charged under the Contran ISA is not dependent upon NL's financial performance.

     Based upon the independent directors' review of Contran's ISA allocation process and documentation as to how Contran determines the necessary personnel, the estimated number of full time employees that are required to provide services and the cost of such services under the Contran ISA and their related discussions with management, the independent directors agreed that such aggregate 2004 charge from Contran under the Contran ISA was fair and reasonable to NL and its shareholders. In making such determination, the independent directors relied on their collective business experience and judgment.

Common Stock Based Compensation

     In 2004, the MD&C Committee administered matters regarding the Common Stock based compensation of NL's executive officers. In 2004, however, management did not recommend any Common Stock based compensation, and the MD&C Committee did not grant any such compensation to any executive officers other than annual stock grants to NL's directors, including the chief executive officer, for their services as directors. The MD&C Committee does not currently anticipate granting Common Stock based compensation to anyone in 2005 other than these annual grants of stock to directors. See "Compensation of Directors and Executive Officers and Other Information -- Compensation of Directors."

Deductibility of Compensation

     Section 162(m) of the Code generally disallows a tax deduction to public companies for non-performance based compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is NL's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that enhances NL's ability to deduct fully such compensation.

     The following individuals, in the capacities indicated, hereby submit the foregoing report.

     Gen. Thomas P. Stafford (ret.)             Terry N. Worrell
     Chairman of the MD&C Committee and         Member of the MD&C Committee and
     Independent Director                       Independent Director

     Cecil H. Moore, Jr.
     Independent Director

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships with Related Parties. As set forth under "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control NL. NL and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party. NL periodically considers, reviews and evaluates and understands that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that NL might be a party to one or more of such transactions in the future. In connection with these activities NL may consider issuing additional equity securities or incurring additional indebtedness. NL's acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of NL to engage in transactions with related parties on terms, in the opinion of NL, no less favorable to NL than could be obtained from unrelated parties.

     Certain directors or executive officers of Contran, CompX, Keystone, NL, TIMET or Valhi also serve as directors or executive officers of NL. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among NL and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of shareholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all shareholders of the companies for which they serve.

     Intercorporate Services Agreements. NL and certain related companies have entered into ISAs. Under the ISAs, employees of one company will provide certain services, including executive officer services, to the other company on a fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business. The fees paid pursuant to the ISAs are generally based upon an estimate of the time devoted by employees of the provider of the services to the affairs of the recipient and the employer's cost related to such employees, which includes the employees' cash compensation and an overhead component that takes into account other employment costs of the employees. Each of the ISAs in their current form extends on a quarter-to-quarter basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the large number of companies affiliated with Contran and NL, NL believes it benefits from cost savings and economies of scale gained by not having certain management, financial and administrative staffs duplicated at each entity, thus allowing certain individuals to provide services to multiple companies but only be compensated by one entity. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge is reviewed and approved by the independent directors of the company.

     Under the Contran ISA, NL paid Contran fees of approximately $3.6 million for services Contran provided in 2004. In 2005, NL expects to pay Contran fees of approximately $4.2 million for Contran's services to be provided under the Contran ISA. NL also pays director fees and expenses directly to Messrs. Glenn and Harold Simmons and Watson for their services as directors of NL.

     Under the ISA between Contran and CompX, CompX paid Contran fees of approximately $2.3 million for the services Contran provided in 2004. In 2005, CompX expects to pay Contran fees of approximately $2.6 million for Contran's services to be provided under this ISA. NL also pays director fees and expenses directly to Messrs. Glenn Simmons and Watson for their services as directors of CompX.

     Under the ISA between Contran and Kronos Worldwide, Kronos Worldwide paid Contran fees of approximately $4.4 million for services Contran provided in 2004. In 2005, Kronos Worldwide expects to pay Contran fees of approximately $5.7 million for services to be provided under the Contran ISA. Kronos Worldwide also pays director fees and expenses directly to Messrs. Glenn and Harold Simmons and Watson for their services as directors of NL.

     Acquisition of CompX. On September 24, 2004, NL completed the acquisition of approximately 68.4% of the then outstanding shares of CompX Common Stock owned by Valhi and its wholly owned subsidiary, Valcor, Inc. ("Valcor"), at a purchase price of $16.25 per share, or an aggregate of approximately $168.6 million (the "CompX Acquisition"). The purchase price was paid by NL's transfer to Valhi and Valcor of $168.6 million of NL's $200 million long-term note receivable from Kronos Worldwide (the "Kronos Worldwide Promissory Note"). The acquisition was reviewed and approved by a special committee of the Board of Directors, comprised of directors who were not affiliated with Valhi, after the committee received an opinion from its financial advisor that the purchase price was fair, from a financial point of view, to NL.

     Subsequent to the acquisition and pursuant to a subscription agreement effective October 1, 2004, NL and TFMC capitalized CGI by each contributing to CGI 68.4% and 14.6%, respectively, of the then outstanding shares of CompX Common Stock. As a result of the initial contribution, NL and TFMC held 82.4% and 17.6% of the outstanding shares of common stock of CGI, respectively, and CGI held 83.0% of the then outstanding shares of CompX Common Stock. Pursuant to the subscription agreement, CGI agreed that it would not sell any of the shares of CompX Common Stock contributed to CGI by TFMC without the express written consent of TFMC. In addition, in accordance with the subscription agreement, the parties entered into a voting agreement that provides, among other things, that NL will elect one nominee of TFMC to CGI's five member board of directors.

     Pursuant to CGI's certificate of incorporation, upon the written request of a CGI stockholder, CGI is obligated to redeem such number of the stockholder's shares of CGI common stock that the stockholder requests. The CGI stockholder is also entitled to elect to receive as part of the redemption price such number of shares of CompX Class A or Class B Common Stock that the holder contributed to CGI based on the same ratio of shares of CGI received in the initial contribution. CGI's board of directors is then obligated to determine in good faith and in its best business judgment the redemption price. Pursuant to the CGI's certificate of incorporation, in determining the redemption price, the board of directors shall value each share of CompX Common Stock held by CGI at the volume weighted average sales price of a share of CompX Class A Common Stock for the ten trading days ending on the day CGI receives the redemption request.

     With the initial capitalization of CGI, CompX became eligible to file consolidated returns of U.S. federal income taxes with NL and Contran. See "--Tax Matters" below for a discussion of this relationship with NL and Contran.

     Loans between Related Parties. In 2001, a wholly owned subsidiary of NL Environmental Management Services, Inc. ("EMS"), a majority owned subsidiary of NL, loaned $20 million to one of the Trusts, the Harold C. Simmons Family Trust No. 2 ("Family Trust No. 2"), under a $25 million revolving credit agreement. Special independent committees of NL's and EMS' boards of directors approved the loan. The loan bears interest at the prime rate (5.25% at December 31, 2004), is due on demand with sixty days notice and is collateralized by 13,749 shares, or approximately 35%, of Contran's outstanding class A voting common stock and 5,000 shares, or 100%, of Contran's series E cumulative preferred stock, both of which are owned by the Family Trust No. 2. The value of this collateral is dependent in part on the value of Valhi, as Contran's interest in Valhi is one of Contran's more substantial assets. At December 31, 2004, the outstanding loan balance under the revolving credit agreement was $10.0 million and $15.0 million was available for the Family Trust No. 2 to borrow.

     Effective October 22, 2002, NL had entered into a revolving credit facility with Tremont, a wholly owned subsidiary of Valhi, pursuant to which Tremont could borrow up to $15 million. The credit agreement bore interest at prime plus 2% (with interest payable quarterly) and was collateralized by the 10.2 million shares of Common Stock and the 5.1 million shares of Kronos Worldwide Common Stock then owned by Tremont. The loan matured and was terminated as of December 31, 2004.

     On December 8, 2003, immediately prior to NL's distribution of 48.8% of the outstanding shares of Kronos Worldwide Common Stock, Kronos Worldwide distributed a dividend of the Kronos Worldwide Promissory Note. The Kronos Worldwide Promissory Note was unsecured and bore interest at 9% per annum, with interest payable quarterly and all principal due in 2010. On September 24, 2004, pursuant to the CompX Acquisition, NL transferred to Valhi and Valcor an aggregate $168.6 million of the Kronos Worldwide Promissory Note. In October 2004, Valcor distributed its note receivable from Kronos Worldwide to Valhi, and subsequently, Kronos Worldwide prepaid $100.0 million of the consolidated note payable to Valhi principally using available cash on hand. In December 2004, Kronos Worldwide prepaid the remaining balances on the notes due Valhi and NL that were originally represented by the Kronos Worldwide Promissory Note, and the related notes were cancelled.

     From time to time, other loans and advances are made between NL and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes. When NL loans funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to NL, NL believes that it has evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When NL borrows from related parties, it is generally able to pay a lower rate of interest than it would pay if it borrowed from other parties.

     Interest income on all loans to unconsolidated related parties was $6.9 million in 2004, which amount includes (i) $1.5 million in interest income from CompX's discontinued Thomas Regout operations in Europe and (ii) $4.7 million in interest income related the Kronos Worldwide Promissory Note.

     Short-Swing Trading Profits. From December 2004 through January 2005, NL sold certain shares of Kronos Worldwide Common Stock in the open-market. In the six months prior to such sales, Valhi had purchased shares of Kronos Worldwide Common Stock in the open-market. Pursuant to section 16(b) of the Exchange Act, certain of such sales and purchases might be deemed to be matched for purposes of computing short-swing profits. As a result, Valhi made several voluntary payments to Kronos Worldwide concurrently with NL's sales transactions aggregating approximately $600,000, which amount represents the maximum amount of any possible short-swing profits resulting from these transactions.

     Insurance Matters. Contran and NL participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including NL and certain of its subsidiaries and affiliates, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines Insurance Company, including Valmont Insurance Company that merged into Tall Pines in December 2004 ("Tall Pines"), and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines is a captive insurance company wholly owned by Valhi, and EWI is a reinsurance brokerage and risk management firm wholly owned by NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief executive officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or affiliates, including NL, have entered into a loss sharing agreement under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy. NL believes the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2004, Contran and its related parties paid premiums of approximately $15.1 million for policies Tall Pines provided or EWI brokered, including approximately $9.2 million paid by NL, CompX and Kronos Worldwide and their subsidiaries and Louisiana Pigment Company, L.P., a partnership of which subsidiaries of Kronos Worldwide and Huntsman LLC each own 50% ("LPC"). These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI. In NL's opinion, the amounts that NL, its subsidiaries and LPC paid for these insurance policies and the allocation among NL and its affiliates of relative insurance premiums are reasonable and at least as favorable to those they could have obtained through unrelated insurance companies or brokers. NL expects that these relationships with Tall Pines and EWI will continue in 2005.

     Tax Matters. Prior to October 1, 2004, CompX was a separate U.S. federal income taxpayer and was not a member of the consolidated U.S. federal tax return of Contran (the "Contran Tax Group"). Effective with the formation of CGI on October 1, 2004, CompX and its qualifying subsidiaries became members of the Contran Tax Group and CompX entered into a tax sharing agreement with NL and Contran.

     As a member of the Contran Tax Group and pursuant to certain tax sharing agreements, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran. Pursuant to the tax sharing agreements and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer. Refunds are generally limited to amounts previously paid under the respective tax sharing agreement.

     NL, CompX and Kronos Worldwide are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions. For such consolidated state tax returns, intercompany allocations of state tax provisions are computed on a separate company basis using tax elections made by Contran. As a result, NL, CompX and Kronos Worldwide make payments or receive payments in the amounts that would have been paid to or received from the respective state tax authority had they not been a part of the consolidated state tax return.

     Under certain circumstances, tax regulations could require Contran to treat items differently than NL, CompX or Kronos Worldwide would have treated them on a stand alone basis. In 2004, pursuant to the tax sharing agreements and consolidated state tax returns, NL paid $1.7 million to Valhi and CompX paid $0.2 million to Valcor.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on Common Stock against the cumulative total return of the S&P 500 Index, the S&P 500 Industrial Conglomerates Index and the S&P 500 Diversified Chemicals Index for the period of five fiscal years commencing December 31, 1999 and ending December 31, 2004. The S&P 500
Industrial Conglomerates Index is a new index used in this year's proxy statement and the S&P 500 Diversified Chemicals Index is the old index used in last year's proxy statement. The old index is provided below for comparison purposes. NL management believes that the S&P 500 Industrial Conglomerates Index better reflects NL's diversified operations. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of cash dividends and other distributions to shareholders.

     Comparison of Cumulative Return among NL Industries, Inc. Common Stock, the S&P 500 Index, the S&P 500 Industrial Conglomerates Index and the S&P 500 Diversified Chemicals Index

                          [PERFORMANCE GRAPH OMITTED]

                                                                        December 31,
                                                   ---------------------------------------------------
                                                    1999     2000     2001     2002     2003     2004
                                                   ------   ------   ------   ------   ------   ------
NL Industries, Inc. (1)......................        $100    $ 168    $ 112   $ 145     $ 167    $ 324

S&P 500 Index................................         100       91       80      62        80       89

S&P 500 Industrial Conglomerates Index.......         100      101       90      54        72       87

S&P 500 Diversified Chemicals Index..........         100       90       84      81       102      119

---------------------

(1) In determining the value of the reinvestment of NL distributions to its shareholders of Kronos Worldwide Common Stock on December 8, 2003 and March 29, July 5, September 28 and December 29, 2004, the shares distributed were deemed sold and reinvested in Common Stock, and in each case the shares were valued at their closing price on the payment date or the last trading date prior to the payment date, as applicable.

                             AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the audit committee meet the independence standards established by the Board of Directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The audit committee charter is available on NL's website at www.nl-ind.com under the corporate governance section.

     NL's management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. The independent auditor is responsible for auditing NL's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. The independent auditor is also responsible for auditing NL's internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. The audit committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of NL's financial reporting process. In its oversight role, the audit committee reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP ("PwC"), NL's independent auditor for 2004. The audit committee also reviewed and discussed internal control over financial reporting with management and with PwC.

     The audit committee met with PwC and discussed any issues deemed significant by the independent auditor, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit
Committee, as amended. PwC has provided to the audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with PwC that firm's independence. The audit committee also concluded that PwC's provision of non-audit services to NL and its affiliates is compatible with PwC's independence.

     Based upon the foregoing considerations, the audit committee recommended to the Board of Directors that NL's audited financial statements be included in its Annual Report on Form 10-K for 2004.

     Members of the audit committee of the Board of Directors respectfully submit the foregoing report.

     Gen. Thomas P. Stafford (ret.)               Terry N. Worrell
     Chairman of the Audit Committee              Member of the Audit Committee

     Cecil H. Moore, Jr.
     Member of the Audit Committee

                           INDEPENDENT AUDITOR MATTERS

     Independent Auditor. PwC served as NL's independent auditor for the year ended December 31, 2004. NL's audit committee has appointed PwC to review NL's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2005. NL expects PwC will be considered for appointment to audit NL's annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2005. Representatives of PwC are not expected to attend the Meeting.

     Fees Paid to PwC. The following table shows the aggregate fees PwC has billed or is expected to bill to NL and its subsidiaries for services rendered for 2003 and 2004.


                                                                Audit
                                                  Audit        Related         Tax         All Other
               Entity (1)                        Fees (2)      Fees (3)      Fees (4)       Fees (5)         Total
-----------------------------------------     -------------  -----------  -------------  -------------  -------------
NL and Subsidiaries
    2003.................................     $   420,401    $   57,183   $       -0-    $      -0-     $   477,584
    2004.................................     $   363,335    $   40,050   $       -0-    $      -0-     $   403,385

CompX and Subsidiaries
    2003.................................         447,251        62,644        44,900        25,810         580,605
    2004.................................         898,179        62,860        22,881        11,334         995,254

Kronos Worldwide and Subsidiaries (6)
    2003.................................         891,709        73,773       124,873           -0-       1,090,355
    2004.................................       2,571,259        20,236        51,735           -0-       2,643,230

Total
    2003.................................     $ 1,759,361    $  193,600   $   169,773    $   25,810     $ 2,148,544
    2004.................................     $ 3,832,773    $  123,146   $    74,616    $   11,334     $ 4,041,869


--------------------

(1)  Fees are reported without duplication.

(2)  Fees for the following services:

     (a) audits of consolidated year-end financial statements for each year and audit of internal control over financial reporting for 2004;
     (b) reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
     (c) consents and assistance with registration statements filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PwC incurred in providing all of such services for which PwC is reimbursed.

(3) Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included employee benefit plan audits, accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal controls.

(4)  Permitted fees for tax compliance, tax advice and tax planning services.

(5) Fees for all services not described in the other categories. For 2003, the disclosed fees include fees for an annual software license and maintenance and an agreed upon procedures report for the Dutch government related to a CompX employee severance plan. For 2004, the disclosed fees include fees for consultations relative to the disposition of CompX's Thomas Regout operations in Europe and research and development claims.

(6) NL accounts for its interest in Kronos Worldwide by the equity method as of December 31, 2004.

     Preapproval Policies and Procedures. On February 22, 2005, the audit committee adopted an amended and restated preapproval policy, a copy of which is attached as Appendix A to this proxy statement, with respect to preapproving engagements of PwC to perform audit or nonaudit services on behalf of NL or any of its subsidiaries other than NL's publicly held subsidiaries and their respective subsidiaries. As of May 6, 2003, the audit committee became responsible for preapproving every engagement of PwC to perform such services. Since May 6, 2003, the audit committee has preapproved the engagement of PwC for all such services.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

   SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2006 ANNUAL MEETING

     Shareholders may submit proposals on matters appropriate for shareholder action at NL's annual shareholder meetings, consistent with rules adopted by the SEC. NL must receive such proposals not later than December 19, 2005 to be considered for inclusion in the proxy statement and form of proxy card relating to the Annual Meeting of Shareholders in 2006.

     The Board of Directors will consider the director nominee recommendations of NL shareholders. The Board of Directors has no specific minimum qualifications for director candidates. The Board of Directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the Board of Directors or one of its committees. Historically, NL's management has recommended director nominees to the Board of Directors. Because under the NYSE listing standards NL may be deemed to be a controlled company, the Board of Directors believes that additional policies or procedures with regard to the consideration of director candidates recommended by its shareholders are not appropriate.

     Proposals and nominations should be addressed to: Corporate Secretary, NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Shareholders who wish to communicate with the Board of Directors may do so through the following procedures. Shareholder communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to NL ("Accounting Complaints or Concerns") may be sent to the attention of NL's corporate secretary at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Shareholder communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees, or summaries of such communications, will be forwarded to the chairman of the audit committee.

     Accounting Complaints or Concerns, which may be made anonymously, should be sent to the attention of NL's general counsel with a copy to NL's chief financial officer at the same address as the corporate secretary. Accounting Complaints or Concerns will be forwarded to the chairman of the audit committee. NL will keep Accounting Complaints or Concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in an Accounting Complaint or Concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2004 ANNUAL REPORT ON FORM 10-K

     A copy of NL's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, is included as part of the annual report mailed to NL's shareholders with this proxy statement. This Annual Report on Form 10-K may also be accessed on NL's website at www.nl-ind.com.

                                ADDITIONAL COPIES

     Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial shareholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a shareholder at that address gave contrary instructions. If, at any time, a shareholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such shareholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of NL communications, the shareholder should notify his or her broker. Additionally, NL will promptly deliver a separate copy of NL's 2004 annual report or this proxy statement to any shareholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the shareholder.

     To obtain copies of NL's 2004 annual report or this proxy statement without charge, please mail your request to the attention of Robert D. Graham, Corporate Secretary, at NL Industries, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                               NL INDUSTRIES, INC.




                                               Dallas, Texas
                                               April 18, 2005

                                   Appendix A

                               NL INDUSTRIES, INC.

                       AUDIT COMMITTEE PREAPPROVAL POLICY

                  AMENDED AND RESTATED AS OF FEBRUARY 22, 2005

                                ----------------


                      Section 1. -- Statement of Principles

     The Audit Committee is required, subject to any de-minimus exceptions permitted by applicable law or regulation, to preapprove the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditors' independence.

     This Policy applies to services provided by the accounting firm that serves NL Industries, Inc. and its subsidiaries (the "Company") as its primary independent auditor, and any international affiliates thereof.

     Unless a type of service to be provided by the independent auditor is subject to preapproval under Sections 3 or 4 of this Policy, it will require specific preapproval by the Audit Committee under Section 2 of this Policy. In addition, any proposed services subject to preapproval under Section 3 of this Policy that exceeds the applicable preapproved fee level will also require preapproval under either Section 2 or Section 4 of this Policy. Notwithstanding the foregoing, the preapproval requirements under this Policy are waived with respect to the provision of permitted non-Audit Services to the extent allowed by applicable law or regulation.

                       Section 2. -- Specific Preapproval

     Subject to Sections 4 and 5 of this Policy, the following describes the Audit and Audit-related services to be provided by the independent auditor that must have the specific preapproval of the Audit Committee before the independent auditor can be engaged:

     o Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     o Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     o Services associated with registration statements filed by the Company with the Securities and Exchange Commission ("SEC"), including responding to SEC comment letters and providing comfort letters;
     o Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;
     o Quarterly review procedures of the interim financial statements of subsidiaries of the Company;
     o Services associated with potential business acquisitions/dispositions involving the Company;
     o Any other services provided to the Company not specifically described above or in Section 3 of this Policy; and
     o Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, Company structure or other applicable matters.

                  Section 3. -- Other Categories of Preapproval

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of all of the services described below does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence.

     Subject to Section 5 of this Policy, the following Audit, Audit-related, Tax and All Other services to be provided by the independent auditor will have the preapproval of the Audit Committee, subject to the limitation that the aggregate fees for such services provided by the independent auditor in any calendar year may not exceed the limits established by the Audit Committee. The Audit Committee will periodically revise the list of pre-approved services and the fee limitation based on subsequent determinations as it deems appropriate.

     o    Audit Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies; and
          o Assistance with responding to SEC comment letters received by the Company other than in connection with a registration statement filed with the SEC.

     o Audit-related Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies (note, under SEC rules, some consultations may be "audit" rather than "audit-related").
          o    Financial  statement  audits  of  employee  benefit  plans of the
               Company;
          o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and
          o Internal control reviews and assistance with internal control reporting requirements of the Company (to the extent permitted by applicable rule or regulation).


     o Tax Services:

          o Consultations with the Company's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
          o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
          o Assistance in the preparation of and review of the Company's U.S. federal, state and local and international income, franchise and other tax returns;
          o Assistance with tax inquiries, audits and appeals of the Company before the U.S. Internal Revenue Service and similar state, local and international agencies;
          o Consultations with the Company's management regarding domestic and international statutory, regulatory or administrative tax developments;
          o    Transfer pricing and cost segregation studies of the Company; and
          o Expatriate tax assistance and compliance for the Company and its employees.

     o Other Services:

          o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies, provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

     Any services provided by the independent auditor under this Section of the Policy shall be reported to the full Audit Committee by an officer of the Company at the first meeting of the Audit Committee held subsequent to the engagement of the independent auditor to provide such services. Such report shall include detailed back-up documentation provided by the independent auditor regarding the services provided.

                            Section 4. -- Delegation

     Subject to Section 5 of this Policy, the Audit Committee has delegated preapproval authority to the Audit Committee Chairman or his/her designee for
(i) any proposed services described in Section 3 of this Policy to the extent that the aggregate fees for such services provided by the independent auditor during the then-current calendar year has exceeded the limits established by the Audit Committee or (ii) any other proposed services that are not described in
Section 3 of this Policy that the Audit Committee Chairman or his/her designee determines to be appropriate or necessary. The Chairman or his/her designee shall report any pre-approval decisions under this Section 4 of the Policy to the full Audit Committee at the first meeting of the Audit Committee held subsequent to such pre-approval decision. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                   Section 5. -- Prohibited Non-Audit Services

     The following is a list of non-audit services for which the independent auditor is prohibited from providing to the Company under the terms of the SEC's rules on auditor independence, or otherwise:

     o Bookkeeping or other services related to the accounting records or financial statements of the Company;
     o    Financial information systems design and implementation;
     o Appraisal or valuation services, fairness opinions or contribution-in-kind reports;
     o    Actuarial services;
     o    Internal audit outsourcing services;
     o    Management functions;
     o    Human resources;
     o    Broker, dealer, investment adviser or investment banking services;
     o Any service for which no fee would be charged unless a specified finding or result is obtained, or in which the amount of the fee is otherwise dependent upon the finding or result of such service (other than any such fee which is fixed by a court of competent authority or other public authorities and not dependent on a finding or result);
     o Any tax service involving (i) a listed transaction within the meaning of 26 C.F.R. ss. 1.6011.1-4(b)(2) or (ii) a confidential transaction within the meaning of 26 C.F.R. ss. 1.6011.1-4(b)(3), or that would be a confidential transaction within the meaning of 26 C.F.R. ss. 1.6011.1-4(b)(3) if the fee for the transaction were equal to or more than the minimum fee described in 26 C.F.R. ss. 1.6011.1-4(b)(3);
     o Legal services to the extent that the jurisdiction in which such services are provided requires that the individual providing such service be licensed, admitted or otherwise qualified to practice law; and
     o    Expert services unrelated to the audit.

                            Section 6. -- Procedures

     Applications to provide services that require preapproval by the Audit Committee under Section 2 of this Policy, or that require preapproval of the Chairman of the Audit Committee or his/her designee under Section 4 of this Policy, must be made by an auditor in writing. Such an application, which shall include detailed back-up documentation provided by the independent auditor regarding the services provided, shall be submitted to the Audit Committee or the Chairman of the Audit Committee, as applicable, for final resolution.

                        Section 7. -- Engagement Letters

     Engagement of the independent auditor under this Policy to provide the following services must be evidenced pursuant to a written engagement letter with the independent auditor that must at least be signed by the Chairman of the Audit Committee or his/her designee before the engagement can commence:

     o Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     o Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q; and
     o Any engagement for which applicable professional standards of the independent auditor require an engagement letter.

     Any other engagement of the independent auditor under this Policy may be evidenced pursuant to a written engagement letter with the independent auditor, as may be required by the Audit Committee, the Chairman of the Audit Committee or his/her designee, the independent auditor or an officer of the Company, before the engagement can commence. Any such engagement letter may, but is not required to, be signed by the Chairman of the Audit Committee or his/her designee.

                               NL INDUSTRIES, INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

Dear Shareholder:

     NL Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or by telephone. This eliminates the need to return this proxy card.

1.   To vote over the internet:

     o    Log   on   to   the    internet    and    go   to   the    web    site
          http://www.eproxyvote.com/nl. Internet voting will be available until 12:01 A.M. on May 19, 2005.

2.   To vote over the telephone:

     o On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, seven days a week. Telephone voting will be available until 12:01 A.M. on May 19, 2005.

     o    Non-U.S. shareholders should call 1-201-536-8073.

Your electronic or telephonic vote authorizes the named proxies to vote in the same manner as if you marked, dated and returned this proxy card. If you vote your shares electronically or telephonically, do not mail back this proxy card.

                  Your vote is important. Thank you for voting.

                                   DETACH HERE
--------------------------------------------------------------------------------
Proxy

                               NL INDUSTRIES, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NL INDUSTRIES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 19, 2005


The undersigned hereby appoints Gregory M. Swalwell, Robert D. Graham and A. Andrew R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2005 Annual Meeting of Shareholders (the "Meeting") of NL Industries, Inc., a New Jersey corporation ("NL"), to be held at NL's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 19, 2005, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.125 per share, of NL standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.

      THIS PROXY MAY BE REVOKED AS SET FORTH IN THE NL PROXY STATEMENT THAT
                          ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by applicable law, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

NL Industries, Inc.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8073
EDISON, NJ   08818-8073

                Your vote is important. Please vote immediately.

       Vote-by-Internet                            Vote-by-Telephone

Log on to the internet and go to          Call toll-free
http://www.eproxyvote.com/nl.             1-877-PRX-VOTE (1-877-779-8683)

Follow the easy steps outlined            Follow the easy recorded instructions.
on the secured website.


  If you vote over the internet or by telephone, please do not mail your card.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
--------------------------------------------------------------------------------

[ X ]    Please mark votes as in this example.

This proxy, if properly executed, will be voted as specified below by you. If no direction is given, this proxy will be voted "FOR" all nominees for directors listed below and "FOR" proposal 2.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" all nominees for director listed below and "FOR" proposal 2.
--------------------------------------------------------------------------------

1.       Election of Directors.
         (Please see reverse)

                     FOR       WITHHOLD
         FOR                                 WITHHOLD
         ALL         [ ]          [ ]        FROM ALL
         NOMINEES                            NOMINEES

         ----------------------------------------------
         For all nominees except as written above.

         Director Nominees:
         01  Cecil H. Moore, Jr.,
         02  Glenn R. Simmons,
         03  Harold C. Simmons,
         04  Thomas P. Stafford
         05  Steven L. Watson, and
         06  Terry N. Worrell.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

           [ ] FOR               [ ] AGAINST               [ ] ABSTAIN


Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Signature:               Date:         Signature:               Date:
           ------------        -------            -------------       --------